Filed pursuant to Rule 424(b)(3)
PROSPECTUS SUPPLEMENT NO. 2	File Number 333-175091
(To Prospectus Dated November 10, 2011)

Radius Health, Inc.

5,320,600

Shares of Common Stock

This prospectus supplement supplements the prospectus dated November 10, 2011, previously supplemented on November 14, 2011, relating to the resale of up to 5,320,600 shares of our Common Stock to be offered by the selling stockholders.

This prospectus supplement incorporates into our prospectus the information contained in our attached current reports on Form 8-K, which were filed with the Securities and Exchange Commission on each of November 18, 2011 and November 23, 2011.

You should read this prospectus supplement in conjunction with the accompanying prospectus, including any supplements and amendments thereto.  This prospectus supplement is qualified by reference to the accompanying prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the accompanying prospectus.

You should carefully consider matters discussed under the caption “Risk Factors” beginning on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 28, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  November 14, 2011

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2011, Radius Health, Inc. (the “Company”) entered into a letter agreement regarding the termination of employment of Louis O’Dea, M.B., the Company’s Senior Vice President and Chief Medical Officer (the “Separation Agreement”), who resigned effective as of November 14, 2011 (the “Termination Date”) to pursue other endeavors.  Under the terms of the Separation Agreement, the Company will pay to Dr. O’Dea, an aggregate severance amount of $164,472 (the “Severance Amount”), to be paid in accordance with the Company’s normal payroll procedures over the six (6) month period commencing on the next regularly scheduled payroll date after the effective date of the Separation Agreement (the “Severance Period”).  The Company will also, assuming that he elects and remains eligible for COBRA coverage, reimburse Dr. O’Dea for the portion of his COBRA premium that the Company would have paid had he remained employed by the Company during the Severance Period.  In addition, the Company will permit Dr. O’Dea to exercise the portion of his stock options that were vested as of the Termination Date, representing a right to purchase up to 163,880 shares of the Company’s common stock, until February 14, 2012, subject to the terms and conditions of the Company’s 2003 Long-Term Incentive Plan or 2011 Stock Incentive Plan, as applicable.

The preceding description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 18, 2011

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description

10.1	Letter agreement, entered into as of November 14, 2011, by and between Louis O’Dea and the Company

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Exhibit 10.1

November 14, 2011

Louis St. Laurence O’Dea

566 Main Street

Hingham, Massachusetts 02043

Dear Louis:

In connection with your separation from employment with Radius Health, Inc. (“Radius”), we have agreed to the following in this letter agreement (the “Agreement”):

1.                                       You resigned from employment with Radius effective as of November 14, 2011 (the “Termination Date”).  As of the Termination Date you will no longer hold any position (whether as an officer, director, manager, employee, trustee, fiduciary, or otherwise) with, and shall cease to exercise or convey any authority (actual, apparent, or otherwise) on behalf of, Radius and its subsidiaries.  You agree to cooperate fully with Radius concerning any matter relating to your departure from Radius, including the transition of your duties and responsibilities and of all Radius property and information.  You also remain bound by the terms and conditions of your Confidentiality and Non-Competition Agreement (the “NDA”).

2.                                       On the Termination Date, Radius will pay you the following: (a) the total number of worked days since the end of the last payroll period up to and including the Termination Date, minus withholdings required by law or authorized by you; and (b) the balance of your vacation days accrued but not yet taken as of the Termination Date, minus withholdings as required by law.

3.                                       Contingent upon your execution and non-revocation of this Agreement in accordance with the provisions of paragraph 6 below, and your compliance with all of your obligations under this Agreement and the NDA, Radius will pay you an aggregate severance amount of $164,472 (minus required withholdings), which amount shall be paid in accordance with Radius’ normal payroll procedures over the six (6) month period commencing in the next regularly scheduled payroll date after the expiration of the revocation period set forth in paragraph 6 below (the “Severance Period”).  As of the date of this Agreement, you hold 163,880 vested options to purchase Radius common stock that were granted to you pursuant to Radius’s 2003 Long-Term Incentive Plan or 2011 Stock Incentive Plan (each, a “Plan”).  Such vested options will be governed by the terms of the applicable Plan and the applicable option agreement.  All unvested options to purchase Radius common stock that you hold on the Termination Date shall be forfeited on such date.  Contingent upon your execution and non-revocation of this Agreement in accordance with the provisions of paragraph 6 below, and your compliance with all of your obligations under this Agreement and the NDA, Radius will permit you to exercise those options until February 14, 2012, subject to any other terms and conditions of the applicable Plan.

4.                                       You will direct all requests for references from potential employers to me personally, and I will respond with a mutually agreeable reference.  If we are unable to agree on the content of such a reference, I will respond by confirming the fact and dates of your employment by Radius.

5.                                       You shall be given notice under separate cover of your right to elect to receive continuation coverage in Radius’ medical and dental insurance plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and in all respects be subject to the requirements, conditions and limitations of COBRA and such plans, which may be amended from time to time.  Except as set forth above, after the Termination Date you shall not be eligible to participate or continue to participate in any employee benefit plans or programs of Radius.  Contingent upon your execution and non-revocation of this Agreement in accordance with the provisions of paragraph 6 below, and your compliance with all of your obligations under this Agreement and the NDA, and assuming that you elect and remain eligible for COBRA coverage, during the Severance Period Radius will pay reimburse you for the portion of your COBRA premium that Radius would have paid had you remained employed by Radius during the Severance Period.  After the Severance Period, you will be required to pay the full cost of continuing your medical and dental insurance under COBRA so long you as you remain COBRA-eligible.

6.                                       You agree that Radius has informed you of your right to consult, and that you should consult, an attorney with respect to this Agreement.  You have until twenty-one (21) days from the receipt of this letter to decide whether or not to sign this Agreement.  If the Agreement has not been returned to me within twenty-one (21) days of your receipt of this Agreement, this Agreement shall not be valid.  In the event that you execute and return this Agreement to me within twenty-one (21) days of the date of its delivery to you, you shall have seven (7) days after executing this Agreement to revoke your execution of this Agreement, which can be accomplished by delivering a written notice of revocation to me before the expiration of the seven (7) day revocation period.  This Agreement shall not be effective (and Radius shall have no obligations hereunder) until the expiration of the seven (7) day revocation period.

7.                                       After your employment at Radius, you will treat as strictly confidential all proprietary or other confidential information of Radius.  All documents (electronic, paper or otherwise), records (electronic, paper or otherwise), materials, software, equipment, and other physical property, and all copies of the foregoing, that have come into your possession or been produced by you in connection with your employment (“Property”), have been and remain the sole property of Radius.  You agree that you have returned all such Property to Radius (or, to the extent that you have not, that you immediately will do so).  You also remain bound by the terms and conditions of your NDA.

8.                                       You, on the one hand, and the management and the members of the Board of Directors of Radius, on the other hand, agree not to take any action or to make any statement, written or oral, that disparages or criticizes the business or management of the other, or any of Radius’ respective directors, officers, agents, or employees.  You, on the one hand, and the management and the members of the Board of Directors of Radius, on the other hand,

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further agree not to take any action that is intended to, or that does in fact, damage the business or reputation of the other, or the personal or business reputations of any of Radius’ respective directors, officers, agents, or employees, or that interferes with, impairs or disrupts the normal operations of Radius.  Nothing in this paragraph shall preclude either party from making truthful statements that are reasonably necessary to comply with applicable law, regulation or legal process.

9.                                       You, your heirs, successors, and assigns, hereby knowingly and voluntarily remise, release and forever discharge Radius and its subsidiaries, together with all of their respective current and former officers, directors, agents, representatives and employees, and each of their predecessors, successors and assigns (collectively, the “Releasees”), from any and all debts, demands, actions, causes of actions, accounts, covenants, contracts, agreements, claims, damages, omissions, promises, and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (“Claims”), which you ever had, now have, or may hereafter claim to have against the Releasees by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time you sign this Agreement (the “General Release”).  This General Release of Claims shall apply to any Claim of any type, including, without limitation, any and all Claims of any type that you may have arising under the common law, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans With Disabilities Act of 1967, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, each as amended, and any other federal, state or local statutes, regulations, ordinances or common law creating employment-related causes of action, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between any of the Releasees and you, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of your employment, or the termination of your employment, and all Claims for alleged tortious, defamatory or fraudulent conduct.  You also hereby waive any Claim for reinstatement, severance pay, attorney’s fees, or costs.  By signing this Agreement, you agree and represent that you will not be entitled to any additional payments or benefits under your employment letter agreement dated January 30, 2006, as amended, or personal recovery in any action or proceeding that may be commenced on your behalf arising out of any of the matters that are the subject of the General Release; provided, however, that nothing in this General Release shall prevent you from seeking to enforce your rights under this Agreement.  Notwithstanding the foregoing, nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the U.S. Equal Employment Opportunity Commission or a state Fair Employment Practices Agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such claim, charge or proceeding), and this General Release does not extend to any rights you may have to indemnification as an officer of Radius under the provisions of Radius’s by-laws or directors’ and officers’ insurance policy.

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10.                                 This Agreement is intended to operate as a contract under seal and shall be governed by, and enforced and interpreted in accordance with, the law of the Commonwealth of Massachusetts, and you hereby consent to jurisdiction in courts located in the Commonwealth of Massachusetts with respect to all matters arising out of or related to this Agreement.

11.                                 This Agreement constitutes the entire agreement and understanding between you and Radius concerning the subject matter hereof, and supersedes all other agreements between you and Radius.  This Agreement (and its enclosures) may be modified, altered or amended only by a document signed by you and an authorized representative of Radius.

12.                                 You understand and agree that Radius is under no obligation to offer the benefit described in the last sentence of paragraph 3 above, and that you are under no obligation to consent to the General Release set forth in paragraph 9 above.  By signing this Agreement, you acknowledge that you are doing so knowingly and voluntarily, and that you are receiving compensation and benefits hereunder to which you are not otherwise entitled without the signing of the General Release.  You also acknowledge that you are not relying on any representations or promises by me or any other representative of Radius concerning the meaning or any aspect of this Agreement.

If the terms of this Agreement are agreeable to you, please sign and return one copy of this letter to me indicating your understanding of this Agreement.  The other copy of this Agreement is for your records.

Sincerely,

Radius Health, Inc.

By	/s/ C. Richard Edmund Lyttle
Name:	C. Richard Edmund Lyttle
Title:	President and Chief Executive Officer

Agreed and Accepted:

/s/ Louis St. Laurence O’Dea
Louis St. Laurence O’Dea

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  November 18, 2011

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 21, 2011, General Electric Capital Corporation (“GECC”) and Oxford Finance LLC (“Oxford” and together with GECC, the “Lenders”) each made a loan to Radius Health, Inc. (the “Company”) in the amount of $3,125,000 (for an aggregate loan amount of $6,250,000), representing the consummation of the second term loan (the “Second Term Loan”) contemplated by the terms of that certain Loan and Security Agreement, dated as of May 23, 2011, among the Company, GECC, as agent and a lender, and Oxford, as a lender (the “Loan Agreement”).  The Second Term Loan is repayable over a term of approximately 36 months, including an approximately six month interest-only period, and bears interest at a rate of 10.0% per year.

Pursuant to the terms of the Loan Agreement, the Lenders agreed to make available to the Company $25,000,000 in the aggregate over three term loans.  The initial term loan was made on May 23, 2011 in an aggregate principal amount equal to $6,250,000 (the “Initial Term Loan”) and is repayable over a term of 42 months, including a six month interest-only period. The Initial Term Loan bears interest at a rate of 10% per year.  With the closing of the Second Term Loan having now occurred, the Company may request one (1) additional term loan, to be funded not later than May 23, 2012, in an aggregate principal amount equal to $12,500,000 (the “Third Term Loan” and together with the Initial Term Loan and the Second Term Loan, the “Term Loans”).  In the event the Third Term Loan is not funded on or before May 23, 2012, the Lenders’ commitment to make the Third Term Loan will terminate and the total commitment will be reduced by $12,500,000.  Each of the Term Loans is evidenced by promissory notes issued by the Company to the Lenders (the “Term Loan Notes”).

Pursuant to the Loan Agreement, the Company also agreed to issue to the Lenders (or their respective affiliates or designees) stock purchase warrants (collectively, the “Warrants”) to purchase in the aggregate up to a number of shares of our Series A-1 Convertible Preferred Stock, par value $.0001 per share (the “Series A-1 Stock”), equal to the quotient of (a) the product of (i) the amount of the applicable term loan multiplied by (ii) four percent (4%) divided by (b) the exercise price equal to $81.42 per share.  The exercise period of each Warrant will expire ten (10) years from the date such Warrant is issued.  On May 23, 2011, the Company issued Warrants for the purchase of up to an aggregate of 3,070 shares of Series A-1 Stock to GECC and Oxford in connection with the Initial Term Loan (the “Initial Term Loan Warrants”), and on November 18, 2011, the Company issued Warrants for the purchase of up to an aggregate of 3,070 shares of Series A-1 Stock to GECC and Oxford in connection with the Second Term Loan (the “Second Term Loan Warrants”).

The preceding descriptions of the Loan Agreement, the Term Loan Notes, the Initial Term Loan Warrants and the Second Term Loan Warrants are qualified in their entirety by reference to the full text of the Loan Agreement, the Term Loan Notes, the Initial Term Loan Warrants and the Second Term Loan Warrants, copies of which were filed as Exhibits to the Company’s Current Report on Form 8-K filed on May 27, 2011 or this Current Report on Form 8-K.

Item 3.02.  Unregistered Sales of Equity Securities

On November 18, 2011, pursuant to the terms of that certain Series A-1 Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of April 25, 2011, among the Company and the investors referenced therein (the “Investors”), the Company issued an aggregate of 263,178 shares of Series A-1 Stock (the “Series A-1 Shares”) to the Investors.  Such shares were issued in connection with the consummation of the Stage II Closing contemplated by the Purchase Agreement at a purchase price of $81.42 per share resulting in aggregate proceeds to the Company of $21,427,952.76.  Shares of the Company’s Series A-1 Stock are convertible, in whole or in part, at the option of the holder at any time into shares of our Common Stock, par value $.0001 per share, on a one-for-ten basis at an initial conversion price of $8.142 per share.

The Second Term Loan Warrants and Series A-1 Shares were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D

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promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

The preceding description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K/A filed on November 7, 2011.

The description of the Second Term Loan Warrants is incorporated herein by reference to Item 2.03 above.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 23, 2011

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

4

EXHIBIT INDEX

Exhibit	Description

10.1	Promissory Note, dated May 23, 2011, issued by the Company to Oxford Finance LLC in the principal amount of $3,125,000.

10.2	Promissory Note, dated May 23, 2011, issued by the Company to Oxford Finance LLC in the principal amount of $6,250,000.

10.3	Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated November 21, 2011, issued by the Company to GE Capital Equity Investments

10.4	Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated November 21, 2011, issued by the Company to Oxford Finance LLC

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Exhibit 10.1

PROMISSORY NOTE

May 23, 2011

FOR VALUE RECEIVED, RADIUS HEALTH, INC., a Delaware Corporation located at the address stated below (“Borrower”), promises to pay to the order of OXFORD FINANCE LLC or any subsequent holder hereof (each, a “Lender”), the principal sum of THREE MILLION ONE HUNDRED TWENTY FIVE THOUSAND and 00/100 Dollars ($3,125,000.00) or, if less, the aggregate unpaid principal amount of all Term Loans made by Lender to or on behalf of Borrower pursuant to the Agreement (as hereinafter defined).  All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Agreement.

This Promissory Note is issued pursuant to that certain Loan and Security Agreement, dated as of May 23, 2011, among Borrower, the guarantors from time to time party thereto, General Electric Capital Corporation, as agent, the other lenders signatory thereto, and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is one of the Notes referred to therein and is being issued in partial replacement of that certain Promissory Note, dated May 23, 2011, in the principal sum of $9,375,000 made by Borrower to the order of Lender (which will be returned to Borrower marked “Cancelled”).  This Promissory Note is entitled to the benefit and security of the Debt Documents referred to therein, to which Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Agreement.  The terms of the Agreement are hereby incorporated herein by reference.

All payments shall be applied in accordance with the Agreement.  The acceptance by Lender of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lender’s right to receive payment in full at such time or at any prior or subsequent time.

All amounts due hereunder and under the other Debt Documents are payable in the lawful currency of the United States of America.  Borrower hereby expressly authorizes Lender to insert the date value as is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note is secured as provided in the Agreement and the other Debt Documents.  Reference is hereby made to the Agreement and the other Debt Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security interest, the terms and conditions upon which the security interest was granted and the rights of the holder of the Note in respect thereof.

Time is of the essence hereof.  If Lender does not receive from Borrower payment in full of any Scheduled Payment or any other sum due under this Note or any other Debt Document within 3 days after its due date, Borrower agrees to pay the Late Fee in accordance with the Agreement.  Such Late Fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Borrower may owe as a result of such late payment.

This Note may be voluntarily prepaid only as permitted under Section 2.4 of the Agreement.  After an Event of Default, this Note shall bear interest at a rate per annum equal to the Default Rate pursuant to Section 2.6 of the Agreement.

Borrower and all parties now or hereafter liable with respect to this Note, hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including reasonable attorneys’ fees and expenses, including without limitation, the allocated costs of in-house counsel.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless such variation or modification is made in accordance with Section 10.8 of the Agreement.   Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
Name:	C. Richard Edmund Lyttle
Title:	President and CEO
Federal Tax ID #:
Address:

Exhibit 10.2

PROMISSORY NOTE

May 23, 2011

FOR VALUE RECEIVED, RADIUS HEALTH, INC., a Delaware Corporation located at the address stated below (“Borrower”), promises to pay to the order of OXFORD FINANCE LLC or any subsequent holder hereof (each, a “Lender”), the principal sum of SIX MILLION TWO HUNDRED FIFTY and 00/100 Dollars ($6,250,000.00) or, if less, the aggregate unpaid principal amount of all Term Loans made by Lender to or on behalf of Borrower pursuant to the Agreement (as hereinafter defined).  All capitalized terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Agreement.

This Promissory Note is issued pursuant to that certain Loan and Security Agreement, dated as of May 23, 2011, among Borrower, the guarantors from time to time party thereto, General Electric Capital Corporation, as agent, the other lenders signatory thereto, and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), is one of the Notes referred to therein and is being issued in partial replacement of that certain Promissory Note, dated May 23, 2011, in the principal sum of $9,375,000 made by Borrower to the order of Lender (which will be returned to Borrower marked “Cancelled”).  This Promissory Note is entitled to the benefit and security of the Debt Documents referred to therein, to which Agreement reference is hereby made for a statement of all of the terms and conditions under which the loans evidenced hereby were made.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Agreement.  The terms of the Agreement are hereby incorporated herein by reference.

All payments shall be applied in accordance with the Agreement.  The acceptance by Lender of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lender’s right to receive payment in full at such time or at any prior or subsequent time.

All amounts due hereunder and under the other Debt Documents are payable in the lawful currency of the United States of America.  Borrower hereby expressly authorizes Lender to insert the date value as is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note is secured as provided in the Agreement and the other Debt Documents.  Reference is hereby made to the Agreement and the other Debt Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security interest, the terms and conditions upon which the security interest was granted and the rights of the holder of the Note in respect thereof.

Time is of the essence hereof.  If Lender does not receive from Borrower payment in full of any Scheduled Payment or any other sum due under this Note or any other Debt Document within 3 days after its due date, Borrower agrees to pay the Late Fee in accordance with the Agreement.  Such Late Fee will be immediately due and payable, and is in addition to any other costs, fees and expenses that Borrower may owe as a result of such late payment.

This Note may be voluntarily prepaid only as permitted under Section 2.4 of the Agreement.  After an Event of Default, this Note shall bear interest at a rate per annum equal to the Default Rate pursuant to Section 2.6 of the Agreement.

Borrower and all parties now or hereafter liable with respect to this Note, hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including reasonable attorneys’ fees and expenses, including without limitation, the allocated costs of in-house counsel.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless such variation or modification is made in accordance with Section 10.8 of the Agreement.   Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
Name:	C. Richard Edmund Lyttle
Title:	President and CEO
Federal Tax ID #:
Address:

Exhibit 10.3

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUBJECT TO SECTION 6 BELOW, NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE SHARES OF SERIES A-1 CONVERTIBLE PREFERRED STOCK

November 21, 2011

THIS CERTIFIES THAT, for value received, GE Capital Equity Investments, Inc. (together with its successors and assigns, “Holder”) is entitled to subscribe for and purchase up to such number of fully paid and nonassessable shares of Series A-1 Convertible Preferred Stock of Radius Health, Inc., a Delaware corporation (the “Company”), as is equal to the Warrant Share Amount (as hereinafter defined) at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, the term “Preferred Stock” shall mean Company’s presently authorized Series A-1 Convertible Preferred Stock, $0.0001 par value per share, and/or any stock into which such Preferred Stock may hereafter be converted or exchanged pursuant to Section 7 hereof or otherwise, and the term “Warrant Shares” shall mean the shares of Preferred Stock which Holder may acquire pursuant to this Warrant and/or any other shares of stock into which such shares of Preferred Stock may hereafter be converted or exchanged pursuant to Section 7 hereof or otherwise.

1.                                       Warrant Share Amount and Warrant Price.  The “Warrant Share Amount” means such whole number (with any fractions rounded down) as is equal to the quotient of (a) the product of (i) the Second Term Loan (as defined in the Loan and Security Agreement dated May 23, 2011 among General Electric Capital Corporation (“GECC”), the Lenders (as defined therein), and the Company (the “Loan Agreement”)) made pursuant to the terms of the Loan Agreement, multiplied by (ii) four percent (4%), multiplied by (iii) 0.5, divided by (b) the Warrant Price.  The “Warrant Price” shall initially be $81.42 per share, subject to adjustment as provided in Section 7 below.

2.                                       Conditions to Exercise.  The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Pacific time on the tenth anniversary of the date of this Warrant (the “Expiration Date”).  As a condition to any exercise of this Warrant, Holder shall, if the Company so requests in writing, become a party to, by execution and delivery to the Company of an Instrument of Adherence in substantially the form of Annex C hereto, that certain Amended and Restated Stockholders’ Agreement, dated May 17, 2011 (as amended and in effect from time to time, the “Stockholders’ Agreement), among the Company and the other parties named therein, solely (i) with respect to the Warrant Shares issued upon such exercise (and the shares of Common Stock, if any issued upon conversion of such Warrant Shares), (ii) to the extent that all holders of outstanding shares of the same class and series as the Warrant Shares are then parties thereto, and (iii) to the extent such Stockholders’ Agreement is then by its terms in force and effect.

3.                                       Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.

(a)                                  Cash Exercise.  Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company (as set forth in Section 18 below) and by payment to Company, by certified or bank check, or wire transfer of immediately available funds, of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased.  In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes).  Such delivery shall be made within 30 days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 30 days after exercise of this Warrant.

(b)                                 Conversion.   In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where:

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares purchasable under this Warrant (at the date of such calculation).

A = the Fair Market Value of one share of Company’s Preferred Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c)                                  Fair Market Value.  For purposes of this Section 3, Fair Market Value of one share of Company’s Preferred Stock shall mean:

(i)                                     In the event of an exercise concurrently with the closing of an initial public offering of the Company’s common stock (“Common Stock”), the per share Fair Market Value for the Preferred Stock shall be the offering price at which the underwriters initially sell Common Stock to the public multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible, provided, however, that if, at the time of the closing of such initial public offering, this Warrant is then exercisable for Common Stock by virtue of any adjustment or adjustments pursuant to Section 7 hereof or otherwise, whether such adjustment or adjustments have occurred prior to such initial public offering or are occurring concurrently with such initial public offering, then, solely for purposes of this Section 3(c)(i), the per share Fair Market Value for such Common Stock shall be the offering price at which the underwriters initially sell Common Stock to the public; or

(ii)                                  The average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the three (3) trading days prior to the date of determination of Fair Market Value, multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible, provided, however, that if, at the time of any determination of Fair Market Value under this Section 3(c)(ii), this Warrant is then exercisable for Common Stock by virtue of any adjustment or adjustments pursuant to Section 7 hereof or otherwise, whether such adjustment or adjustments have occurred prior to such determination or are occurring concurrently with such determination, then, solely for purposes of this Section 3(c)(ii), the per share Fair Market Value for such Common Stock shall be the average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the three (3) trading days prior to the date of any such determination of Fair Market Value; or

(iii)                               In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, the per share Fair Market Value for the Preferred Stock shall be the value to be received per share of Preferred Stock by all holders of the Preferred Stock in such transaction as determined in the reasonable good faith judgment of Company’s Board of Directors; or

(iv)                              In any other instance, the per share Fair Market Value for the Preferred Stock shall be as determined in the reasonable good faith judgment of Company’s Board of Directors.

In the event of 3(c)(iii) or 3(c)(iv), above, Company’s Board of Directors shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Preferred Stock.  The Board of Directors will also certify to Holder that this per share Fair Market Value will be applicable to all holders of Company’s Preferred Stock.  Such certification must be made to Holder at least ten (10) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(iii) or 3(c)(iv).

(d)                                 Automatic Exercise.  To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) as of immediately before its expiration, involuntary termination or cancellation if the then-Fair Market Value of a Warrant Share exceeds the then-Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise.

(e)                                  Treatment of Warrant Upon Acquisition of Company.

(i)                                     Certain Definitions.  For the purpose of this Warrant: “Acquisition” means any sale, assignment, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company’s securities as of immediately before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity as of immediately after such transaction or, if such Company shareholders beneficially own a majority of the outstanding voting securities of the successor or surviving entity as of immediately after the transaction, such successor or surviving entity is not the Company; and “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise or convert this Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, and (iii) Holder would not be restricted by contract or by applicable federal and state securities laws from  publicly re-selling, within six (6) months and one day following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition.

(ii)                                  Acquisition for Cash and/or Marketable Securities.  Holder agrees that, in the event of an Acquisition in which the sole consideration is cash and/or Marketable Securities, this Warrant shall terminate on and as of the closing of such Acquisition to the extent not previously exercised.  The Company shall provide Holder with written notice of any proposed Acquisition not later than ten (10) business days prior to the closing thereof setting forth the material terms and conditions thereof, and shall provide Holder with copies of the draft transaction agreements and other documents in connection therewith and with such other information respecting such proposed Acquisition as may reasonably be requested by Holder.

(iii)                               Assumption of Warrant.  Upon the closing of any Acquisition other than as particularly described in subsection 3(e)(ii) above, the Company shall cause the surviving or successor entity to assume this Warrant and the obligations of the Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such shares had been issued and outstanding on and as of such closing, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing; and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

4.                                       Representations and Warranties of Holder and Company.

(a)                                  Representations and Warranties by Holder.  Holder represents and warrants to Company with respect to this purchase as follows:

(i)                                     Evaluation.  Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.

(ii)                                  Resale.  Except for transfers to an affiliate of Holder, Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(iii)                               Rule 144.  Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  Holder is aware of the provisions of Rule 144 promulgated under the Act.

(iv)                              Accredited Investor.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(v)                                 Opportunity To Discuss.  Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities.  Holder understands that such discussions, as well as the written information issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.

(b)                                 Representations and Warranties by Company.   Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct (a) as of the date hereof and (b) except where any such representation and warranty relates specifically to an earlier date, as of the date of any exercise of this Warrant.

(i)                                     Corporate Organization and Authority.  Company (a) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required, except where the failure to be so qualified as a foreign corporation would not have a material adverse effect on the Company.

(ii)                                  Corporate Power .  Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant and any related agreements.

(iii)                               Authorization; Enforceability.  All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

(iv)                              Valid Issuance of Warrant and Warrant Shares.  This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Warrant Shares issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws.  Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company’s Certificate of Incorporation or this Warrant.  The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of such exemption.

(v)                                 No Conflict.  The execution, delivery, and performance of this Warrant will not result in (a) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (1) any provision of Company’s Certificate of Incorporation or by-laws; (2) any provision of any judgment, decree, or order to which Company is a party, by which it is bound, or to which any of its material assets are subject; (3) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (4) any statute, rule, or governmental regulation applicable to Company, or (b) the creation of any lien, charge or encumbrance upon any assets of Company.

(vi)                              Capitalization.  The capitalization table of Company attached hereto as Annex A is complete and accurate as of the date hereof (after giving effect to the issuance of this Warrant) and reflects (a) all outstanding capital stock of Company and (b) all outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or convertible securities of Company.  Company has reserved 15,350 shares of Common Stock for issuance upon conversion of the Preferred Stock.

(vii)                           Warrant Price.  As of the date hereof, the Warrant Price is no greater than the lowest price (as adjusted to reflect stock splits, stock combinations and like occurrences) at which Company has issued Series A-1 Convertible Preferred Stock.  The Warrant Price is, and will be, no greater than the lowest price (as adjusted to reflect stock splits, stock combinations and like occurrences) at which the Company issues Series A-1 Convertible Preferred Stock pursuant to that certain Series A-1 Convertible Stock Purchase Agreement, dated April 25, 2011, by and among the Company and the persons listed on Schedule I thereto, as amended from time to time.

5.                                       Legends.

(a)                                  Legend.  Each certificate representing the Warrant Shares shall be endorsed with substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF HOLDER) UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied.  Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

(b)                                 Removal of Legend and Transfer Restrictions.  The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall be removed and Company shall issue a certificate without such legend to Holder if (i) the Securities are issued by the Company pursuant to a registration statement filed under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) Holder provides to Company an opinion of counsel for Holder reasonably satisfactory to Company, a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission (“SEC”) reasonably satisfactory to Company, or other evidence reasonably satisfactory to Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

6.                                       Transfers of Warrant.  In connection with any transfer by Holder of this Warrant, the Company may require the transferee to provide the Company with an Assignment substantially in the form of Annex B hereto, and may require Holder to provide a legal opinion, in form and substance satisfactory to Company and its counsel, that such transfer is exempt from the registration and prospectus delivery requirements of the Act; provided, that the Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that such affiliate is an “accredited investor” as defined in Regulation D promulgated under the Act.  Any transferee (including, without limitation, any affiliate of Holder) shall take this Warrant subject to all of the terms and conditions thereof and such transferee’s rights under this Warrant shall be subject to such transferee’s compliance with all of the terms and conditions of this Warrant that are applicable to Holder.  Following any transfer of this Warrant, at the request of either the Company or the transferee, the transferee shall surrender this Warrant to the Company in exchange for a new warrant of like tenor and date, executed by Company.  Subject to the foregoing, this Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed.  Upon any partial transfer, Company will execute and deliver to Holder a new warrant of like tenor with respect to the portion of this Warrant not so transferred.  Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of Company.

7.                                       Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)                                  Reclassification, Recapitalization, Reorganization, Conversion or Merger.  In case of (i) any reclassification, recapitalization, reorganization, conversion or other change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification, recapitalization, reorganization, conversion or other change of outstanding securities issuable upon exercise of this Warrant and other than a merger with respect to which the provisions of Section 3(e)(ii) are applicable), or (iii) any sale of all or substantially all of the assets of Company (other than any such sale with respect to which the provisions of Section 3(e)(ii) are applicable), Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, recapitalization, reorganization, conversion, other change, merger or sale by a holder of the number of shares of Preferred Stock (or any other class or series of stock) then purchasable under this Warrant.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.  The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b)                                 Subdivision or Combination of Shares.  If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Preferred Stock (or of any other class or series of stock then purchasable under this Warrant), the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c)                                  Stock Dividends and Other Distributions.  If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Preferred Stock (or with respect to any other class or series of stock then purchasable under this Warrant) payable in Preferred Stock (or shares of such other class or series of stock, if applicable), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock (or such other class or series of stock then purchasable under this Warrant) outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock (or such other class or series of stock then purchasable under this Warrant) outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Preferred Stock or with respect to any other class or series of stock then purchasable under this Warrant (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d)                                 Adjustment for Dilutive Issuance.  The number of shares of Common Stock issuable upon conversion of any shares of Series A-1 Convertible Preferred Stock that are issuable upon exercise of this Warrant shall be subject to adjustment, from time to time in the manner set forth in Company’s Certificate of Incorporation as if such shares of Series A-1 Convertible Preferred Stock were issued and outstanding on and as of the date of any such required adjustment.  The provisions set forth for the Warrant Shares in Company’s Certificate of Incorporation relating to the above in effect as of the date hereof may not be amended, modified or waived, without the prior written consent of Holder, unless such amendment, modification or waiver affects the rights associated with the Warrant Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Warrant Shares.

(f)                                    Adjustment for Pay-to-Play Transaction.  In the event that Company’s Certificate of Incorporation provides, or is amended to so provide, for the amendment or modification of the rights, preferences or privileges of the Preferred Stock, or the reclassification, conversion or exchange of the Preferred Stock, in the event that a holder thereof fails to participate in an equity financing transaction (a “Pay-to-Play Provision”), and in the event that such Pay-to-Play Provision becomes operative, this Warrant shall automatically and without any action required become exercisable for that number and type of shares of equity securities as would have been issued or exchanged, or would have remained outstanding, in respect of the Warrant Shares issuable hereunder had this Warrant been exercised in full prior to such event, and the Holder elected to participate in the equity financing or elected not to participate in the equity financing, as the case may be.

8.                                       Notice of Adjustments.  Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to Holder as set forth in Section 19 hereof.

9.                                       Financial and Other Reports.  From time to time up to the earlier of the Expiration Date or the complete exercise of this Warrant, Company shall furnish to Holder, if Company is a private company, (a) unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 30 days of each calendar quarter end, in a form reasonably acceptable to Holder and certified by Company’s president or chief financial officer, and (b) Company’s complete annual audited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements certified by an independent certified public accountant selected by Company within 120 days of the fiscal year end or, if sooner, within thirty (30) days after the Company’s Board of Directors receives the audit in final form.  All such statements are to be prepared using GAAP and, if Company is a publicly held company, are to be in compliance with SEC requirements.    At the time of Company’s delivery of quarterly financial statements in accordance with this Section 9, Company shall also deliver to Holder an updated capitalization table of Company in the form attached hereto as Annex A, provided that the Company shall have an obligation to deliver such updated capitalization table only if the Company is not a public company at that time.

10.                                 Registration Rights.  The Company agrees that the shares of Common Stock issued and issuable upon conversion of the shares of Preferred Stock issued and issuable upon exercise or conversion of this Warrant (and the shares of Common Stock issued and issuable upon exercise or conversion of this Warrant at all times, if any, when the Warrant Shares shall be Common Stock), shall have all registration rights pursuant to and as set forth in the Stockholders’ Agreement, on a pari passu basis with the investor parties thereto holding shares of Preferred Stock.  The foregoing referenced registration rights are subject to and conditioned upon the Holder, at the time of exercise of this Warrant, becoming a party to the Stockholders’ Agreement in accordance with the requirements of Section 2 hereof and such registration rights will be governed by the terms of the Stockholders’ Agreement.

11.                                 No Fractional Shares.  No fractional share of Preferred Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional share Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

12.                                 Charges, Taxes and Expenses.  Issuance of certificates for shares of Preferred Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by Company, and such certificates shall be issued in the name of Holder.

13.                                 No Shareholder Rights Until Exercise.  Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

14.                                 Registry of Warrant.  Company shall maintain a registry showing the name and address of the registered Holder of this Warrant.  This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

15.                                 Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16.                                 Miscellaneous.

(a)                                  Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b)                                 Successors.  This Warrant shall be binding upon any successors or assigns of Company.

(c)                                  Headings.  The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d)                                 Saturdays, Sundays, Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(e)                                  Attorney’s Fees.   In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

17.                                 No Impairment.  Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment.

18.                                 Addresses.  Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt requested, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as Company or Holder hereof shall have furnished to the other party in accordance with the delivery instructions set forth in this Section 18.

If to Company:	Radius Health, Inc.
201 Broadway, 6th floor
Cambridge, Massachusetts 02139
Attn: Chief Financial Officer

If to Holder:	GE Capital Equity Investments, Inc.
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attn: Senior Vice President of Risk — Life Science Finance

With copies to:	GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attn: General Counsel

If mailed by registered or certified mail, return receipt requested, and postage prepaid, notice shall be deemed to be given five (5) days after being sent, and if sent by overnight courier, by hand or by messenger, notice shall be deemed to be given when delivered (if on a business day, and if not, on the next business day).

19.                                 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

20.                                 GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized.

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
	Name:	C. Richard Edmund Lyttle
	Title:	President and Chief Executive Officer

Dated as of November 21, 2011

NOTICE OF EXERCISE

To:

Radius Health, Inc.

201 Broadway, 6th floor

Cambridge, Massachusetts 02139

Attn: Chief Financial Officer

1.                                       The undersigned Warrantholder (“Holder”) elects to acquire shares of the Series A-1 Convertible Preferred Stock (the “Preferred Stock”) of Radius Health, Inc. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated May         , 2011 (the “Warrant”).

2.                                       Holder exercises its rights under the Warrant as set forth below:

( )	Holder elects to purchase shares of Preferred Stock as provided in Section 3(a) and tenders herewith a check in the amount of $ as payment of the purchase price.

( )	Holder elects to convert the purchase rights into shares of Preferred Stock as provided in Section 3(b) of the Warrant.

3.                                       Holder surrenders the Warrant with this Notice of Exercise.

Holder represents that it is acquiring the aforesaid shares of Preferred Stock for investment and not with a view to or for resale in connection with distribution and that Holder has no present intention of distributing or reselling the shares.

Please issue a certificate representing the shares of the Preferred Stock in the name of Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

[NAME OF HOLDER]

By:

Name:
Title:

Date: , 200

ANNEX A

CAPITALIZATION TABLE

[SEE ATTACHED]

ANNEX B

ASSIGNMENT

For value received, GE Capital Equity Investments, Inc. hereby sells, assigns and transfers unto

[Name: [GE TRANSFEREE]

Address:

Tax ID:	]

that certain Warrant to Purchase Stock issued by [BORROWER] (the “Company”), on [DATE] (the “Warrant”) together with all rights, title and interest therein.

GE Capital Equity Investments, Inc.

By:
Name:
Title:

Date:

By its execution below, and for the benefit of the Company, [GE TRANSFEREE] makes each of the representations and warranties set forth in Section 4(a) of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[GE TRANSFEREE]

By:

Name:

Title:

ANNEX C

Instrument of Adherence to
Amended and Restated
Stockholders’ Agreement
dated May 17, 2011

[              , 20    ]

Reference is hereby made to that certain AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and the Stockholder parties thereto, as amended from time to time (the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of up to                                      shares of Series A-1 Preferred Stock issuable upon exercise of that certain Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated November       , 2011, held by the undersigned as of the date hereof (the “Warrant”) and all other shares of the Corporation’s capital stock hereinafter acquired, hereby agrees that, from and after the date of exercise of the Warrant and the resulting issuance by the Corporation of any shares of Series A-1 Preferred Stock (or shares of Common Stock issuable upon conversion of such shares of Series A-1 Preferred Stock) to the New Stockholder Party, the undersigned has become a Stockholder party to the Agreement in the capacities of a holder of Registrable Securities and a Holder, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed as of the date set forth above.

Print Name:

Signature:

Accepted:

RADIUS HEALTH, INC.

By:
Name:
Title:

Exhibit 10.4

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUBJECT TO SECTION 6 BELOW, NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE SHARES OF SERIES A-1 CONVERTIBLE PREFERRED STOCK

November 21, 2011

THIS CERTIFIES THAT, for value received, Oxford Finance LLC (“Oxford” or, together with its successors and assigns, “Holder”) is entitled to subscribe for and purchase up to such number of fully paid and nonassessable shares of Series A-1 Convertible Preferred Stock of Radius Health, Inc., a Delaware corporation (the “Company”), as is equal to the Warrant Share Amount (as hereinafter defined) at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, the term “Preferred Stock” shall mean Company’s presently authorized Series A-1 Convertible Preferred Stock, $0.0001 par value per share, and/or any stock into which such Preferred Stock may hereafter be converted or exchanged pursuant to Section 7 hereof or otherwise, and the term “Warrant Shares” shall mean the shares of Preferred Stock which Holder may acquire pursuant to this Warrant and/or any other shares of stock into which such shares of Preferred Stock may hereafter be converted or exchanged pursuant to Section 7 hereof or otherwise.

1.                                       Warrant Share Amount and Warrant Price.  The “Warrant Share Amount” means such whole number (with any fractions rounded down) as is equal to the quotient of (a) the product of (i) the Second Term Loan (as defined in the Loan and Security Agreement dated May 23, 2011 among General Electric Capital Corporation (“GECC”), the Lenders (as defined therein), and the Company (the “Loan Agreement”)) made pursuant to the terms of the Loan Agreement, multiplied by (ii) four percent (4%), multiplied by (iii) 0.5, divided by (b) the Warrant Price.  The “Warrant Price” shall initially be $81.42 per share, subject to adjustment as provided in Section 7 below.

2.                                       Conditions to Exercise.  The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Pacific time on the tenth anniversary of the date of this Warrant (the “Expiration Date”).  As a condition to any exercise of this Warrant, Holder shall, if the Company so requests in writing, become a party to, by execution and delivery to the Company of an Instrument of Adherence in substantially the form of Annex C hereto, that certain Amended and Restated Stockholders’ Agreement dated May 17, 2011 (as amended and in effect from time to time, the “Stockholders’ Agreement”), among the Company and the other parties named therein, solely (i) with respect to the Warrant Shares issued upon such exercise (and the shares of Common Stock, if any, issued upon conversion of such Warrant Shares), (ii) to the extent that all holders of outstanding shares of the same class and series as the Warrant Shares are then parties thereto, and (iii) to the extent such Stockholders’ Agreement is then by its terms in force and effect.

3.                                       Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.

(a)                                  Cash Exercise.  Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company (as set forth in Section 18 below) and by payment to Company, by certified or bank check, or wire transfer of immediately available funds, of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased.  In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes).  Such delivery shall be made within 30 days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 30 days after exercise of this Warrant.

(b)                                 Conversion.   In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where:

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares purchasable under this Warrant (at the date of such calculation).

A = the Fair Market Value of one share of Company’s Preferred Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c)                                  Fair Market Value.  For purposes of this Section 3, Fair Market Value of one share of Company’s Preferred Stock shall mean:

(i)                                     In the event of an exercise concurrently with the closing of an initial public offering of the Company’s common stock (“Common Stock”), the per share Fair Market Value for the Preferred Stock shall be the offering price at which the underwriters initially sell Common Stock to the public multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible, provided, however, that if, at the time of the closing of such initial public offering, this Warrant is then exercisable for Common Stock by virtue of any adjustment or adjustments pursuant to Section 7 hereof or otherwise, whether such adjustment or adjustments have occurred prior to such initial public offering or are occurring concurrently with such initial public offering, then, solely for purposes of this Section 3(c)(i), the per share Fair Market Value for such Common Stock shall be the offering price at which the underwriters initially sell Common Stock to the public; or

(ii)                                  The average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the three (3) trading days prior to the date of determination of Fair Market Value, multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible, provided, however, that if, at the time of any determination of Fair Market Value under this Section 3(c)(ii), this Warrant is then exercisable for Common Stock by virtue of any adjustment or adjustments pursuant to Section 7 hereof or otherwise, whether such adjustment or adjustments have occurred prior to such determination or are occurring concurrently with such determination, then, solely for purposes of this Section 3(c)(ii), the per share Fair Market Value for such Common Stock shall be the average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the three (3) trading days prior to the date of any such determination of Fair Market Value; or

(iii)                               In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, the per share Fair Market Value for the Preferred Stock shall be the value to be received per share of Preferred Stock by all holders of the Preferred Stock in such transaction as determined in the reasonable good faith judgment of Company’s Board of Directors; or

(iv)                              In any other instance, the per share Fair Market Value for the Preferred Stock shall be as determined in the reasonable good faith judgment of Company’s Board of Directors.

In the event of 3(c)(iii) or 3(c)(iv), above, Company’s Board of Directors shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Preferred Stock.  The Board of Directors will also certify to Holder that this per share Fair Market Value will be applicable to all holders of Company’s Preferred Stock.  Such certification must be made to Holder at least ten (10) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(iii) or 3(c)(iv).

(d)                                 Automatic Exercise.  To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) as of immediately before its expiration, involuntary termination or cancellation if the then-Fair Market Value of a Warrant Share exceeds the then-Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise.

(e)                                  Treatment of Warrant Upon Acquisition of Company.

(i)                                     Certain Definitions.  For the purpose of this Warrant: “Acquisition” means any sale, assignment, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company’s securities as of immediately before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity as of immediately after such transaction or, if such Company shareholders beneficially own a majority of the outstanding voting securities of the successor or surviving entity as of immediately after the transaction, such successor or surviving entity is not the Company; and “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise or convert this Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, and (iii) Holder would not be restricted by contract or by applicable federal and state securities laws from  publicly re-selling, within six (6) months and one day following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition.

(ii)                                  Acquisition for Cash and/or Marketable Securities.  Holder agrees that, in the event of an Acquisition in which the sole consideration is cash and/or Marketable Securities, this Warrant shall terminate on and as of the closing of such Acquisition to the extent not previously exercised.  The Company shall provide Holder with written notice of any proposed Acquisition not later than ten (10) business days prior to the closing thereof setting forth the material terms and conditions thereof, and shall provide Holder with copies of the draft transaction agreements and other documents in connection therewith and with such other information respecting such proposed Acquisition as may reasonably be requested by Holder.

(iii)                               Assumption of Warrant.  Upon the closing of any Acquisition other than as particularly described in subsection 3(e)(ii) above, the Company shall cause the surviving or successor entity to assume this Warrant and the obligations of the Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such shares had been issued and outstanding on and as of such closing, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing; and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

4.                                       Representations and Warranties of Holder and Company.

(a)                                  Representations and Warranties by Holder.  Holder represents and warrants to Company with respect to this purchase as follows:

(i)                                     Evaluation.  Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.

(ii)                                  Resale.  Except for transfers to an affiliate of Holder, Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(iii)                               Rule 144.  Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  Holder is aware of the provisions of Rule 144 promulgated under the Act.

(iv)                              Accredited Investor.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(v)                                 Opportunity To Discuss.  Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities.  Holder understands that such discussions, as well as the written information issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.

(b)                                 Representations and Warranties by Company.   Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct (a) as of the date hereof and (b) except where any such representation and warranty relates specifically to an earlier date, as of the date of any exercise of this Warrant.

(i)                                     Corporate Organization and Authority.  Company (a) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required, except where the failure to be so qualified as a foreign corporation would not have a material adverse effect on the Company.

(ii)                                  Corporate Power .  Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant and any related agreements.

(iii)                               Authorization; Enforceability.  All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

(iv)                              Valid Issuance of Warrant and Warrant Shares.  This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Warrant Shares issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws.  Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company’s Certificate of Incorporation or this Warrant.  The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are exempt from the prospectus and registration requirements of applicable United States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of such exemption.

(v)                                 No Conflict.  The execution, delivery, and performance of this Warrant will not result in (a) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (1) any provision of Company’s Certificate of Incorporation or by-laws; (2) any provision of any judgment, decree, or order to which Company is a party, by which it is bound, or to which any of its material assets are subject; (3) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (4) any statute, rule, or governmental regulation applicable to Company, or (b) the creation of any lien, charge or encumbrance upon any assets of Company.

(vi)                              Capitalization.  The capitalization table of Company attached hereto as Annex A is complete and accurate as of the date hereof (after giving effect to the issuance of this Warrant) and reflects (a) all outstanding capital stock of Company and (b) all outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or convertible securities of Company.  Company has reserved 15,350 shares of Common Stock for issuance upon conversion of the Preferred Stock.

(vii)                           Warrant Price.  As of the date hereof, the Warrant Price is no greater than the lowest price (as adjusted to reflect stock splits, stock combinations and like occurrences) at which Company has issued Series A-1 Convertible Preferred Stock.  The Warrant Price is, and will be, no greater than the lowest price (as adjusted to reflect stock splits, stock combinations and like occurrences) at which the Company issues Series A-1 Convertible Preferred Stock pursuant to that certain Series A-1 Convertible Stock Purchase Agreement, dated April 25, 2011, by and among the Company and the persons listed on Schedule I thereto, as amended from time to time.

5.                                       Legends.

(a)                                  Legend.  Each certificate representing the Warrant Shares shall be endorsed with substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF HOLDER) UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A “NO ACTION” LETTER FROM THE SECURITIES

AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied.  Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

(b)                                 Removal of Legend and Transfer Restrictions.  The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall be removed and Company shall issue a certificate without such legend to Holder if (i) the Securities are issued by the Company pursuant to a registration statement filed under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) Holder provides to Company an opinion of counsel for Holder reasonably satisfactory to Company, a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission (“SEC”) reasonably satisfactory to Company, or other evidence reasonably satisfactory to Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

6.                                       Transfers of Warrant.  In connection with any transfer by Holder of this Warrant, the Company may require the transferee to provide the Company with an Assignment substantially in the form of Annex B hereto, and may require Holder to provide a legal opinion, in form and substance satisfactory to Company and its counsel, that such transfer is exempt from the registration and prospectus delivery requirements of the Act; provided, that the Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that such affiliate is an “accredited investor” as defined in Regulation D promulgated under the Act.  Any transferee (including, without limitation, any affiliate of Holder) shall take this Warrant subject to all of the terms and conditions thereof and such transferee’s rights under this Warrant shall be subject to such transferee’s compliance with all of the terms and conditions of this Warrant that are applicable to Holder.  Following any transfer of this Warrant, at the request of either the Company or the transferee, the transferee shall surrender this Warrant to the Company in exchange for a new warrant of like tenor and date, executed by Company.  Subject to the foregoing, this Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed.  Upon any partial transfer, Company will execute and deliver to Holder a new warrant of like tenor with respect to the portion of this Warrant not so transferred.  Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of Company.

7.                                       Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)                                  Reclassification, Recapitalization, Reorganization, Conversion or Merger.  In case of (i) any reclassification, recapitalization, reorganization, conversion or other change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification, recapitalization, reorganization, conversion or other change of outstanding securities issuable upon exercise of this Warrant and other than a merger with respect to which the provisions of Section 3(e)(ii) are applicable), or (iii) any sale of all or substantially all of the assets of Company (other than any such sale with respect to which the provisions of Section 3(e)(ii) are applicable), Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, recapitalization, reorganization, conversion, other change, merger or sale by a holder of the number of shares of Preferred Stock (or any other class or series of stock) then purchasable under this Warrant.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.  The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b)                                 Subdivision or Combination of Shares.  If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Preferred Stock (or of any other class or series of stock then purchasable under this Warrant), the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c)                                  Stock Dividends and Other Distributions.  If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Preferred Stock (or with respect to any other class or series of stock then purchasable under this Warrant) payable in Preferred Stock (or shares of such other class or series of stock, if applicable), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock (or such other class or series of stock then purchasable under this Warrant) outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock (or such other class or series of stock then purchasable under this Warrant) outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Preferred Stock or with respect to any other class or series of stock then purchasable under this Warrant (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d)                                 Adjustment for Dilutive Issuance.  The number of shares of Common Stock issuable upon conversion of any shares of Series A-1 Convertible Preferred Stock that are issuable upon exercise of this Warrant shall be subject to adjustment, from time to time in the manner set forth in Company’s Certificate of Incorporation as if such shares of Series A-1 Convertible Preferred Stock were issued and outstanding on and as of the date of any such required adjustment.  The provisions set forth for the Warrant Shares in Company’s Certificate of Incorporation relating to the above in effect as of the date hereof may not be amended, modified or waived, without the prior written consent of Holder, unless such amendment, modification or waiver affects the rights associated with the Warrant Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Warrant Shares.

(f)                                    Adjustment for Pay-to-Play Transaction.  In the event that Company’s Certificate of Incorporation provides, or is amended to so provide, for the amendment or modification of the rights, preferences or privileges of the Preferred Stock, or the reclassification, conversion or exchange of the Preferred Stock, in the event that a holder thereof fails to participate in an equity financing transaction (a “Pay-to-Play Provision”), and in the event that such Pay-to-Play Provision becomes operative, this Warrant shall automatically and without any action required become exercisable for that number and type of shares of equity securities as would have been issued or exchanged, or would have remained outstanding, in respect of the Warrant Shares issuable hereunder had this Warrant been exercised in full prior to such event, and the Holder elected to participate in the equity financing or elected not to participate in the equity financing, as the case may be.

8.                                       Notice of Adjustments.  Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to Holder as set forth in Section 19 hereof.

9.                                       Financial and Other Reports.  From time to time up to the earlier of the Expiration Date or the complete exercise of this Warrant, Company shall furnish to Holder, if Company is a private company, (a) unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 30 days of each calendar quarter end, in a form reasonably acceptable to Holder and certified by Company’s president or chief financial officer, and (b) Company’s complete annual audited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements certified by an independent certified public accountant selected by Company within 120 days of the fiscal year end or, if sooner, within thirty (30) days after the Company’s Board of Directors receives the audit in final form.  All such statements are to be prepared using GAAP and, if Company is a publicly held company, are to be in compliance with SEC requirements.    At the time of Company’s delivery of quarterly financial statements in accordance with this Section 9, Company shall also deliver to Holder an updated capitalization table of Company in the form attached hereto as Annex A, provided that the Company shall have an obligation to deliver such updated capitalization table only if the Company is not a public company at that time.

10.                                 Registration Rights.  The Company agrees that the shares of Common Stock issued and issuable upon conversion of the shares of Preferred Stock issued and issuable upon exercise or conversion of this Warrant (and the shares of Common Stock issued and issuable upon exercise or conversion of this Warrant at all times, if any, when the Warrant Shares shall be Common Stock), shall have all registration rights pursuant to and as set forth in the Stockholders’ Agreement, on a pari passu basis with the investor parties thereto holding shares of Preferred Stock.  The foregoing referenced registration rights are subject to and conditioned upon the Holder, at the time of exercise of this Warrant, becoming a party to the Stockholders’ Agreement in accordance with the requirements of Section 2 hereof and such registration rights will be governed by the terms of the Stockholders’ Agreement.

11.                                 No Fractional Shares.  No fractional share of Preferred Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional share Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

12.                                 Charges, Taxes and Expenses.  Issuance of certificates for shares of Preferred Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by Company, and such certificates shall be issued in the name of Holder.

13.                                 No Shareholder Rights Until Exercise.  Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

14.                                 Registry of Warrant.  Company shall maintain a registry showing the name and address of the registered Holder of this Warrant.  This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

15.                                 Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

16.                                 Miscellaneous.

(a)                                  Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b)                                 Successors.  This Warrant shall be binding upon any successors or assigns of Company.

(c)                                  Headings.  The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d)                                 Saturdays, Sundays, Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(e)                                  Attorney’s Fees.   In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

17.                                 No Impairment.  Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment.

18.                                 Addresses.  Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt requested, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as Company or Holder hereof shall have furnished to the other party in accordance with the delivery instructions set forth in this Section 18.

If to Company:	Radius Health, Inc.
201 Broadway, 6th floor
Cambridge, Massachusetts 02139
Attn: Chief Financial Officer

If to Holder:	Oxford Finance LLC
Attn: Vice President and General Counsel
133 North Fairfax Street
Alexandria, VA 22314
Telephone: 703-519-6082
Facsimile: 703-519-5225

If mailed by registered or certified mail, return receipt requested, and postage prepaid, notice shall be deemed to be given five (5) days after being sent, and if sent by overnight courier, by hand or by messenger, notice shall be deemed to be given when delivered (if on a business day, and if not, on the next business day).

19.                                 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

20.                                 GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized.

RADIUS HEALTH, INC.

By:	/s/ C. Richard Edmund Lyttle
	Name:	C. Richard Edmund Lyttle
	Title:	President and Chief Executive Officer

Dated as of November 21, 2011

NOTICE OF EXERCISE

To:

Radius Health, Inc.

201 Broadway, 6th floor

Cambridge, Massachusetts 02139

Attn: Chief Financial Officer

1.                                       The undersigned Warrantholder (“Holder”) elects to acquire shares of the Series A-1 Convertible Preferred Stock (the “Preferred Stock”) of Radius Health, Inc. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated May         , 2011 (the “Warrant”).

2.                                       Holder exercises its rights under the Warrant as set forth below:

( )	Holder elects to purchase shares of Preferred Stock as provided in Section 3(a) and tenders herewith a check in the amount of $ as payment of the purchase price.

( )	Holder elects to convert the purchase rights into shares of Preferred Stock as provided in Section 3(b) of the Warrant.

3.                                       Holder surrenders the Warrant with this Notice of Exercise.

Holder represents that it is acquiring the aforesaid shares of Preferred Stock for investment and not with a view to or for resale in connection with distribution and that Holder has no present intention of distributing or reselling the shares.

Please issue a certificate representing the shares of the Preferred Stock in the name of Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

[NAME OF HOLDER]

By:

Name:
Title:

Date:	, 200

ANNEX A

CAPITALIZATION TABLE

[SEE ATTACHED]

ANNEX B

ASSIGNMENT

For value received, Oxford Finance LLC hereby sells, assigns and transfers unto

[Name:	[OXFORD TRANSFEREE]
Address:
Tax ID:		]

that certain Warrant to Purchase Stock issued by [BORROWER] (the “Company”), on [DATE] (the “Warrant”) together with all rights, title and interest therein.

OXFORD FINANCE LLC

By:
Name:
Title:

Date:

By its execution below, and for the benefit of the Company, [OXFORD TRANSFEREE] makes each of the representations and warranties set forth in Section 4(a) of the Warrant and agrees to all other provisions of the Warrant as of the date hereof.

[OXFORD TRANSFEREE]

By:
Name:
Title:

ANNEX C

Instrument of Adherence to
Amended and Restated
Stockholders’ Agreement
dated May 17, 2011

[                            , 20    ]

Reference is hereby made to that certain AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated the 17th day of May, 2011, entered into by and among Radius Health, Inc., a Delaware corporation (the “Corporation”), and the Stockholder parties thereto, as amended from time to time (the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of up to                              shares of Series A-1 Preferred Stock issuable upon exercise of that certain Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated November        , 2011, held by the undersigned as of the date hereof (the “Warrant”) and all other shares of the Corporation’s capital stock hereinafter acquired, hereby agrees that, from and after the date of exercise of the Warrant and the resulting issuance by the Corporation of any shares of Series A-1 Preferred Stock (or shares of Common Stock issuable upon conversion of such shares of Series A-1 Preferred Stock) to the New Stockholder Party, the undersigned has become a Stockholder party to the Agreement in the capacities of a holder of Registrable Securities and a Holder, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed as of the date set forth above.

Print Name:

Signature:

Accepted:

RADIUS HEALTH, INC.

By:
Name:
Title: